Exhibit 99.a.1.l

Aberdeen Funds

Certificate of Establishment and

Designation of Additional Series and Share Classes

The undersigned, Secretary of Aberdeen Funds (the “Trust”), a multi-series Delaware statutory trust registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) does hereby certify that the following preambles and resolutions were duly adopted by the Board of Trustees of the Trust on October 13, 2015:

Consideration of Change in Name of Aberdeen Alternative Strategies Fund and Aberdeen Alternative Strategies Fund II

WHEREAS, the Board approved the establishment of two additional series of the Trust, the Aberdeen Alternative Strategies Fund and Aberdeen Alternative Strategies Fund II, at a meeting held on August 19, 2015; and

WHEREAS, Management has proposed that the names of the Aberdeen Alternative Strategies Fund and Aberdeen Alternative Strategies Fund II be changed to Aberdeen Multi-Manager Alternative Strategies Fund and Aberdeen Multi-Manager Alternative Strategies Fund II, respectively;

NOW, THEREFORE, IT IS

RESOLVED, that, the names of Aberdeen Alternative Strategies Fund and Aberdeen Alternative Strategies Fund II are hereby changed to Aberdeen Multi-Manager Alternative Strategies Fund and Aberdeen Multi-Manager Alternative Strategies Fund II, respectively, effective immediately; and it is further

RESOLVED, that the officers of the Trust and AAMI be, and thereby are, authorized and instructed to take such actions as they, in consultation with counsel, shall deem necessary or appropriate to implement the foregoing resolutions, including, as needed, the making of any changes in the disclosure regarding the Fund name in the funds’ registration statement, marketing materials, any Fund agreements and declaration of trust or other documents, the filing of such documents as may be necessary with the SEC, state regulators, or self-regulatory organizations or other appropriate authorities.

In witness whereof, I have hereunto set my hand as such officer of the Trust as of this 14th day of October, 2015.

Aberdeen Funds

/s/ Megan Kennedy
Megan Kennedy

Secretary